Exhibit 99.1

Form Last Updated by the NYSE on January 4, 2010

NYSE Regulation

Domestic Company

Section 303A

Annual CEO Certification

As the Chief Executive Officer of National Retail Properties, Inc. (NNN), and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE’s corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed on Exhibit H to the Company’s Domestic Company Section 303A Annual Written Affirmation.

This certification is:

☒	Without qualification

or

☐	With qualification

By:	/s/ Craig Macnab

Print Name:	Craig Macnab

Title:	Chief Executive Officer

Date:	May 27, 2010